                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 10, 1997 included in Energy Ventures, Inc.'s Form 10-K/A for the fiscal year ended December 31, 1996, and to all references to our Firm included in or made a part of this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas

March 28, 1997